Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in this Registration Statement of Mindspeed Technologies, Inc. on Form S-8 of our report dated November 8, 2000, appearing in the Registration Statement on Form 10 of Mindspeed Technologies, Inc. dated June 6, 2003 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE
Chartered Accountants and
Registered Auditors
Bristol, United Kingdom
June 12, 2003